                                                                   EXHIBIT 10.38

                        COLLECTIVE BARGAINING AGREEMENT

                                    between

                        SWISS AMERICAN SAUSAGE COMPANY

                                      and

                                UFCW LOCAL 101

                     APRIL 1, 1995 THROUGH MARCH 31, 1998

THIS AGREEMENT is made and entered into by and between SWISS AMERICAN SAUSAGE CO., located at 35 Williams Avenue, San Francisco, hereinafter referred to as the "Employer" or "Company" and UNITED FOOD AND COMMERCIAL WORKERS UNION LOCAL 101, AFL-CIO, hereinafter referred to as the "Union".

                                  WITNESSETH
                                  ----------

In order to establish Working conditions which are fair and equitable to all Employers and Employees, the parties hereto agree to the following:

The parties to this Agreement recognize the competitive nature of the industry and further agree that no Employee will be required to work hours in excess of the working hours established in this Agreement.

                     SECTION 1. RECOGNITION, JURISDICTION
                     ------------------------------------

1.1       Union Recognition.  The Employer recognizes the Union as the exclusive
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          bargaining agent for all Employees employed in the classification set forth in Section 10 working in the plant of the Employer located in the City of San Francisco or County of San Mateo.

1.2       Classification Definitions.  It is understood and agreed that the
          ---------------------------
          following groups of Employees shall be recognized as:

1.2.1     Sausage Makers:  This group shall consist of a minimum of seven (7)
          ---------------
          Journeymen and/or Apprentices engaged in processing and manufacturing specialty sausage items, smoked, cooked and cured meats and meat food products involving trimming and boning, grinding, formulating, and other preparation, chopping and mixing, hanging, tying and linking, stuffing casings, loaves and table work, cooking, smokehouse, steam cabinet, curing and other work incidental to the above.

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1.2.2     Production Workers:  This group shall consist of those Employees whose
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          job is primarily work other than that outlined above as the work of
          Jobbing Butchers and Sausage Makers requiring skills outlined above.
          It will include, but not be limited to, work in shipping, receiving, driving, driver sales, warehousing, slicing, packing, preparation for production and handling of finished meat cuts and sausage products. Production workers may be used to supplement the work of Sausage
          Makers performing the routine, less skilled tasks, such as, but not limited to, operation of automated stuffing devices, grinding, flushing casings, hanging product, opening boxes or similar duties which cannot be shown to require predominantly Journeymen Sausage
          Maker skills.

          It is agreed and understood that the use of Production Worker as herein described shall not result in the displacement of any current Employees from his/her current classification of work. It is further agreed that, in the event of a reduction in workforce involving or affecting the kitchen, Employees in the Production Worker classification shall be the first removed from the kitchen.

1.2.3     Maintenance Workers:  Employees engaged primarily in the maintenance
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          and repair of the Employer's equipment.

1.2.4     Sanitation Workers:  Employees engaged primarily in the sanitation and
          -------------------
          cleaning of the work place.

1.2.5     Working Foreperson:  A Working Foreperson shall not be disciplined by
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          the Union or discriminated against in any way for exercising discretionary duties on behalf of Management or effectively recommending courses of action to Management.

1.2.6     Supervisors
          -----------

          Supervisors will not be a part of the bargaining unit, will not be required to join the Union, and will be permitted to perform whatever work the Company assigns; provided however that the number of supervisors shall be limited to a number equal to ten percent (10%) of the number of bargaining unit employees.

1.2.7     Owner's Family Members
          ----------------------

          It is agreed and understood that officers and their immediate family may, is assigned to perform bargaining unit work, become members of the Union on the same terms and conditions membership is made available to all other bargaining unit employees provided that the officer is stationed in the

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          jurisdiction of this agreement and these family members do not cause the displacement of any current employee.

1.3       Performance of Bargaining Unit Work.  The Employer agrees that only
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          Employees included in the bargaining unit shall perform any of the work coming within the jurisdiction of this Agreement, provided however; that non-bargaining unit work may perform bargaining unit work where necessary for: emergencies beyond the control of the Employer, work in the instruction or training of Employees, and testing materials in production.

1.4       Definitions:
          ------------

1.4.1     Regular Employees.  A Regular Employee is one who has completed the
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          probationary period for all new Employees in accordance with Section
          18 hereof.

1.4.2     Extra Employees.  Any employee hired to either relieve a regular
          ----------------
          employee or to supplement the existing work force. Extra Employee shall not be employed to displace Regular Employees. An Extra Employee who works forty-five (45) work days for the same Employer within a twelve (12) month period shall become a Regular Employee for the purposes of benefit eligibility. Extra Employees may be scheduled less than forty (40) hours per week. Regular Employees on layoff shall be called to hired. No Extra Employees will be hired when Regular Employees in the same classification are on layoff.

          It is agreed and understood that assignment of Employees to work less than forty (40) hours per week within the meaning of this provision, shall not operate to replace any existing Employees and, further, the hiring of Employees to work less than forty (40) hours per week shall not be done for the purpose of permanently replacing full-time positions. In the event of a reduction in force, those Employees regularly scheduled to work less than forty (40) hours per week shall be laid off prior to the layoff of any Regular Employees.

1.4.3     Probationary Employees:  A Probationary Employee is one who has not
          -----------------------
          yet completed the required forty-five (45) work days of trial employment with the current Employer, as specified in Section 18 (Seniority) herein. New Employees to the industry hired on or after April 1, 1988, shall not be entitled to health and welfare contributions, holidays, funeral leave, sick pay and jury duty pay during the probationary period.

1.5       Management Rights.  The Employer shall have the right to the general
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          management of all operations and the direction of the workforce, including

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          but not limited to, the right to hire, transfer, promote, maintain discipline and efficiency, layoff, establish new processes or use new equipment, establish schedules of production, and to extend, limit or curtail its operations. Nothing in this Agreement shall be construed, by any manner or means, to preclude the subcontracting of work by the Company or to require the Company to perform work at this Plant rather than elsewhere so long as the rights specified herein are not exercised in a manner inconsistent with this Agreement.

                           SECTION 2. UNION SECURITY
                           -------------------------

2.1       Local Union Membership.  Every person performing work covered by this
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          Agreement who is a member of the Union on the effective date of this
          Section shall, as a condition of employment or continued employment, remain a member of the Union. Every person employed to perform work covered by this Agreement shall, as a condition of employment, be a member of the Union, or shall, within a period of thirty-one (31) days after the effective or execution date of this Agreement, whichever is later, become a member of the Union.

2.2       Maintenance of Membership.  The Employer shall discharge every person
          --------------------------
          who has failed to comply with the provision of Section 2.1 at the end of the work day during which notice of such noncompliance is received. The Employer further agrees not to again employ or re-employ any person(s) so discharged until he or she is a member of the Union; provided, however, in the event that the Labor Management Relations Act, as amended, is applicable to this Agreement, the provisions of this sentence of this Section 2.2 shall not be applied until a final administrative or judicial decision has been rendered which would permit its application under the Act.

2.3       Applicants for Membership.  Membership in the Union shall be available
          --------------------------
          to person employed in work covered by this Agreement upon terms and qualifications not more burdensome than those applicable generally to other applicants for such membership.

                             SECTION 3. EMPLOYMENT
                             ---------------------

3.1       No Discrimination.  The Employer shall have sole responsibility for
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          the full freedom in the selection and employment and discharge of persons employed or to be employed in work covered by this Agreement, subject to the provisions of this Agreement; provided, that there shall be no discrimination because of membership or non-membership in or participation or non-participation in the activities of the Union. The Employer will not discharge or discriminate against any Employee upholding lawful Union principles such

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          as serving as an officer or other representative of the Union, soliciting membership in the Union, wearing Union buttons, distributing Union literature or attending Union meetings provided that such activity does not interfere with his or her work. The Employer will not discharge or discriminate against any Employee for failing or refusing to purchase stock, bonds, securities, or any other interest in any corporation, partnership or company.

3.2       Hiring Notification.  An Employer who desires to employ a person in
          --------------------
          work covered under this Agreement shall inform the Union of the number and qualifications of persons desired, the location of the job site, in advance of the time that such perons are required.

3.3       Hiring Consideration.  In the hiring of new Employees, the Employer
          ---------------------
          agrees that it will give equal consideration to all applicants, including those referred by the Union. The Employer and the Union will not discriminate compensation, terms or conditions of employment because of such individual's race, color, religion, sex, age (to the extent provided by law), or national origin; nor will they limit, segregate or classify Employees in any way to deprive any individual Employee of employment opportunities because of their race, color, religion, sex, age (to the extent provided by law), or national origin. Any reference to the male gender in this Contract shall be in the generic sense and it shall refer equally to either sex without discrimination, as provided above.

3.4       Union Notification.  The Employer shall notify the Union within one
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          (1) week of the name, address, Social Security Account Number and classification of every such person employed in work covered by this Agreement, together with the date of such employment and location of the place or prospective place of employment. Whenever a person is rejected for or discharged for such work, the Employer shall, upon request of the Union, notify the Union of the reason or reasons therefor. The notice required by this Article shall be made in writing within forty-eight (48) hours after such request. Any Employees hired shall report to the Union within one (1) week after the date of employment to fill out and sign applications, forms and papers for health and welfare, dental and pension purposes.

                             SECTION 4. DISCHARGE
                             --------------------

4.1       Prohibition Against Discharge.   No Employee covered by this Agreement
          ------------------------------
          shall be suspended, demoted or discharged without just and sufficient cause. Discharge for failure to comply with Section 2.2 of this Agreement shall be deemed a discharge for cause. Before an Employee is suspended for more than three (3) days or discharged, he or she shall receive written warning of

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          unsatisfactory conduct and a copy of such notice shall be sent to the
          Union. Such written warning shall not be effective for suspension actions for more than nine (9) months. The Employee receiving such warning shall be given reasonable opportunity to rectify or change such conduct. The notice and warning required by this section need not be given to Employees disciplined for, but not limited to any gross violation of reasonably acceptable conduct.

4.2       Notice From Insurance Carrier.  When an insurance carrier notifies the
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          Employer that the Firm's vehicle insurance is being cancelled because of a driver's record of on-the-job driving on file with the California Department of Motor Vehicles, that driver may be transferred to another job, if available, where he or she shall have seniority as a new Employee or, if no job is available, he or she may be laid-off pending the results of the grievance procedure.

4.3       Right of Appeal.  Any Employee claiming unjust dismissal, demotion or
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          suspension shall make his or her claim therefor to the Union within ten (10) working days of such dismissal, demotion or suspension and the Union will that day notify the Employer by telephone and confirm in writing, otherwise, no action shall be taken by the Union. If, after proper investigation by the Union and the Employer, it has been found that an Employee has been disciplined unjustly, he or she shall be reinstated with full rights and shall be paid his or her wages for the period he or she was suspended, demoted or dismissed. Investigation of any claims shall be rode within ten (10) days of the making of such complaint by the Employee. Any dispute arising out of such suspension, demotion, or discharge shall be processed under
          Section 19 (Grievance and Arbitration) of this Agreement.

4.4       Notification of Discharge.  When an Employee is discharged, the
          --------------------------
          Employer must give written notice to the Employee, stating the reasons for such discharge, and the Union shall receive a copy of said notice. Upon written notification by the Union of an Employee holding a second job, the Employer will either terminate the employment of the Employee or require that he or she resign his or her second job. Where an Employee is holding a full-time second job, the Employer, five (5) working days after written notice to the Employee requesting he or she resign his or her second job, may terminate him or her if he or she does not do so.

                               SECTION 5. HOURS
                               ----------------

5.1       Hours of Operation.  The hours of operation of the Employer's facility
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          shall be as hereunder provided and shall apply to all Employees of the
          Employer covered herein. Hours worked in excess of eight (8) straight-time hours in a day or in excess of forty (40) straight-time hours in any week shall be paid

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          at one and one-half (1 1/2%) times the straight-time rate.

5.2       Posting Requirement.  All regular Employees shall have their schedule
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          posed by Friday noon for the following work week. It shall not be changed except by reason of an Act of God or other reason beyond the reasonable control of the Employer. The schedule shall show the full name of the Employee, the starting times and the days scheduled for him or her during the following week in ink or typewritten.

5.3       Schedule of Shift.  All first shift hours shall be regularly scheduled
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          to commence no earlier than 5:00 a.m. and no later than 10:00 a.m. The second shift hours shall commence on or after 10:00 a.m. and no later than 5:00 p.m. The third shift hours shall commence on or after 5:00 p.m. and before 5:00 a.m. All work commenced on or after 10:00 a.m.
          but no later than 5:00 p.m. shall be paid for at the rate of the second shift premium for all hours worked. All work commenced on or after 5:00 p.m. and before 5:00 a.m. shall be paid at the third shift premium for all hours worked.

5.4       Guaranteed Work Week.  Regular Employees shall be guaranteed payment
          ---------------------
          for and expected to work eight (8) hours each day, forty (40) hours for each week subject to the addition of all premium and overtime provisions, unless such work ceases to be available by reason of an Act of God, or other reason beyond the control of the Employer. Employees unable to work eight (8) hours a day, forty (40) hours a week shall provide a reasonable explanation and verification of the reason of absence where appropriate and in compliance with the provisions of this Agreement.

5.5       Extra Employees Work Week.  Extra Employees may be scheduled to work
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          less than forty (40) hours per week. Extra Employees shall be scheduled to work in accordance with their seniority. Extra Employees scheduled to work less than forty (40) hours shall be scheduled as work is available.

5.6       Regular Work Week.  The regular work day shall consist of eight (8)
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          hours within nine (9) hours, Monday through Friday, inclusive, provided however, it is agreed and understood that the Employer may, during the course of this Agreement, with seven (7) calendar days notice to the Union, institute a Tuesday through Saturday work week. This work week shall be comprised of a regular crew and established only for the purpose of expanding production capability. This work week shall be offered on a voluntary basis to existing Employees and shall not be used to reduce existing Saturday overtime opportunities.

5.7       Minimums.  Five (5) days consisting of eight (8) working hours per
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          day, forty (40) hours, Monday through Friday, inclusive, except as otherwise herein

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          provided, shall constitute a work week for all eligible Employees except that during a week in which a holiday falls, the work week shall consist of thirty-two (32) hours. Employees called to work will be provided with a minimum of eight (8) hours work or pay in lieu of work, such pay to start from the hour the Employee is required to report for work, except in case of matters beyond the control of the Employer. Employees doing security inspection or quality control shall be guaranteed a minimum of one (1) hour work or pay in lieu thereof.

5.8       Bid on Job Shifts.  Employees shall have the right to bid on job shift
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          assignments in the order of their seniority except that no Employee shall have this opportunity more often than once in every six-month period, except when a shift is re-established Within the six (6) months. It is understood that this privilege shall not result in chain bumping. When a shift is discontinued, the senior Employee shall have the right to bid on the job classification in the existing shift.

5.9       Call Back.  An Employee called back to work within twelve (12) hours
          ----------
          from the end of his or her shift shall be paid one and one-half (1 1/2%) his or her applicable rate for the hours worked prior to the expiration of such hours.

5.10      Meal Periods.  All Employees shall receive one (1) full uninterrupted
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          hour for a meal period or by mutual agreement between the Employees, the Employer and the Union one-half (1/2) hour, approximately in the middle of the working day, and in no event shall an Employee work more than five (5) hours before any meal period. In agreeing on lunch periods, the parties will consider the requirement set by the USDA for meat inspectors.

5.11      Rest Periods.  All Employees shall receive two (2), fifteen (15)
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          minute rest period in an eight (8) hour day. Employees working beyond nine (9) hours in a day shall receive an additional ten (10) minute rest period.

5.12      Clean Up.  Sufficient time shall be allowed to clean up the Plant in
          ---------
          order that the Employees may leave by their regular quitting time.

                              SECTION 6. OVERTIME
                              -------------------

6.1       Overtime Pay.  All work in excess of eight (8) hours in one (1) day
          -------------
          and all work in excess of forty (40) hours in one (1) week shall be paid for at the overtime rate of one and one-half (l 1/2) time the Employee's regular straight time rate of pay. Employees shall be paid at one and one-half (1 1/2) for all work performed on the sixth (6th) day of the Employee's work week. All work performed in excess of ten
          (10) hours in any one (1) day shall be paid for at the overtime rate of two (2) times the Employee's regular straight time

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          rate of pay. When overtime work is scheduled for Sundays and Holidays, such work shall be paid for at the overtime rate of (2) times the Employee's regular straight time rate of pay (double time). All work performed either before the Employee's scheduled eight (8) hour shift or after the completion of his or her scheduled eight (8) hour shift, except as provided above, shall be paid for at the rate of one and one-half (1 1/2%) times the Employee's regular straight time rate of pay. In the event an Employee is required to report for work earlier than his scheduled shift starting time, the Employer shall schedule a minimum thirty (30) minutes of work time in this period. There shall be no pyramiding of overtime under this Agreement. Extra Employees will be given the preference whenever possible to avert overtime.

6.2       Daily Overtime.  Preference for overtime work shall be given to
          ---------------
          Employees performing the work prior to the expiration of the shift. If additional Employees are required such overtime work shall be offered to Employees by classification seniority within the department, then plantwide.

6.3       Weekend/Holiday Overtime.  Preference for overtime work on a weekend
          -------------------------
          or holiday shall be offered to Employees performing the work during the regular work week first, next by classification seniority within the department, then plantwide as per current practice.

6.4       Reporting Pay.  When an Employee is sent out from the Union to a
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          position at the request of the Employer, or is requested by the
          Employer to report to work arriving there on time is not permitted to work, the Employee reporting to work shall be given a day's pay. If an Employee arrives late, then he or she may be sent home and the Employer shall not be obligated to pay him or her for that day; however, if the Employee is allowed to work any part of that day, he or she shall be paid only for the hours actually worked on that day and his or her guarantee shall be proportionately reduced by the hours not worked on that day.

                              SECTION 7. HOLIDAYS
                              -------------------

7.1       Recognized Holidays.  The following holidays shall be recognized and
          --------------------
          observed annually under this Agreement and eligible Employees as set forth in Section 7.4 shall receive pay for said holidays as if worked.

          1.  New Year's Day           6.  Labor Day
          2.  Martin Luther King's     7.  Thanksgiving Day
              Birthday                 8.  Day after Thanksgiving
          3.  Presidents Day           9.  Christmas Day
          4.  Memorial Day            10.  Employee Birthday
          5.  Fourth of July

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7.2       Employee's Birthday.  Each Employee shall give his or her Employer
          --------------------
          notice of his or her birthday at least two (2) weeks prior to the week in which the birthday occurs. When the necessities of the Employer's business preclude the granting of the Holiday on such birthday of the Employee, the Employer shall notify the Employee during the week in which the Employee gave notice of the birthday to the Employer and a change shall be scheduled by mutual agreement in the week preceding or in the week following the week of the Employee's birthday. The Birthday holiday shall apply only to Regular Employees who have been employed by the Company for one (1) one full year. If an Employee's birthday falls on a day which is otherwise considered as the Holiday, or on a Saturday or Sunday, he or she shall receive an additional day off for the birthday in addition to the Holiday on which it falls or may receive pay (eight (8) hours at the straight time rate of pay) by mutual agreement with the Employer. The Birthday Holiday must be taken within each contract year or it shall be lost.

7.3       Holiday Pay Eligibility.  Non-probationary Employees working their
          ------------------------
          scheduled work day before and their scheduled work day after the Holiday shall receive pay for the Holiday, except that an Employee who is absent due to illness or injury for a period not in excess of thirty (30) days, or death in the immediate family and is, therefore, unable to work the scheduled work day before and the scheduled work day after the Holiday shall receive pay for the Holiday. If a Regular Employee worked in the week before Christmas Week or in the week following New Year's Day Week, he or she shall be paid for both Holidays. Any Regular Employee or temporary layoff who worked any portion of the week preceding, the week of, or the week following the Holiday week shall be paid for the Holiday if temporary layoff has not and does not exceed three (3) weeks. Extra Employees working the work days in the week of the Holiday shall be paid for the Holiday.

7.4       Holidays Falling on Saturday/Sunday.  When one of the above enumerated
          ------------------------------------
          Holidays falls on a Sunday, then Monday shall be considered as the Holiday. When one of the above enumerated Holidays falls on a Saturday, then Friday shall be considered as the Holiday.

                             SECTION 8. VACATIONS
                             --------------------

8.1       Vacation Benefits.  All Regular Employees who have been in the employ
          ------------------
          of the Employer for at least one (1) year shall be entitled to receive vacation benefits as specified below. Employees going on vacation shall receive pay for said vacation period prior to leaving on vacation.

8.1.1 One (1) week's (five (5) days) vacation with pay after completion of the first year of service.

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

8.1.2 Two (2) week's (ten (10) days) vacation with pay after completion of the second year of service.

8.1.3 Three (3) week's (fifteen (15) days) vacation with pay after completion of the sixth year of service.

8.1.4 Four (4) week's (twenty (20) days) vacation with pay after completion of the fifteenth year of service.

          Employees with seniority dates prior to October 1, 1982 who are entitled to four (4) or more weeks of vacation with pay shall be frozen at their current entitlement and shall not accrue further additional vacation benefits by virtue of additional years of Company service or otherwise.

8.2       Multiple Week Vacation Schedules.  Where an Employee is entitled to
          ---------------------------------
          three (3) or more weeks of vacation the Employee and Employer may, if they mutually agree, provide that two (2) weeks be taken at one time and the balance taken at one other time during the year, or that two
          (2) weeks may be taken at one time together with payment in lieu of the balance thereof.

8.3       Vacation Schedule.  The principle of seniority shall be observed in
          ------------------
          the choice of vacation period. The Vacation Schedule for the period March 15 of the current year to March 15 of the following year shall be posted by February 1 and selection of the first increment of vacation shall be completed by all Employees by March 1. Selection of the second increment of vacation shall be completed by all Employees by March 15. After this, there shall be no changes in the schedule except in case of severe personal hardship. The Employer shall have the right to designate the number of Employees that may be off at any given time, but in no event less than one (1) Employee in any one (1) week except for five (5) weeks out of the year marked out by the Employer in consideration of his business needs. If an Employee who is entitled to more than three (3) weeks of vacation does not select dates for additional weeks by March 15, he or she may subsequently select dates after September 30, upon mutual arrangement with the Employer, so long as such selection would not require a change in another Employee's scheduled vacation.

8.4       Pro-Rated Vacation Pay Upon Separation From Employment.  Upon
          -------------------------------------------------------
          termination of employment or change of ownership of a plant, Employees shall receive pro-rated vacation pay based on each full month worked since the Employee's last anniversary date of employment; provided, however, vacation pay shall not be paid during the first year of employment in cases of discharge for cause or voluntary quit, except that on voluntary quits where one week's notice has been given to the Employer, the Employee shall receive

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

          pro-rated vacation pay.

          Employment period Rate of Accrual
          ---------------------------------

          First 6 months      none
          After 6 months      1/6 weeks(s) owed per month
          After 4 years       1/4 week per month

8.5       Pro-Rated Vacation Formula for Employees Working Less Than a Full
          -----------------------------------------------------------------
          Year. An Employee shall receive full vacation pay at his or her
          -----
          regular weekly rate of pay if he or she works one hundred and eighty
          (180) days or more during his or her anniversary year. If an Employee works less than one hundred and eighty (180) days during his or her anniversary year, he or she shall receive pro-rated vacation pay. Such pro-rated vacation pay shall be computed by taking his or her gross earnings during his or her anniversary year, divided by fifty-two (52) and multiplied by the number of weeks vacation to which the Employee is entitled according to his or her length of service. Calculation of vacation under this Article is permitted only on an Employee's anniversary date and is not to be used for incomplete years.

8.6       Holiday During Vacation.  When a Holiday falls within the Employee's
          ------------------------
          vacation period, he or she shall be eligible for a paid day off at a time mutually agreeable to the Employee and the Employer, except that, if the Employee and the Employer mutually agree, the Employee may receive pay in lieu of the Holiday.

8.7       Estate Benefit.  In the event of the death of an Employee who is
          ---------------
          eligible for sick leave and vacation pay, his or her estate, or the person legally entitled thereto, shall receive pro-rated vacation and sick pay computed under the provisions of Section 8.4 and 14.1 of this Agreement.

8.8       Vacation Mobility.  The Employer agrees to consider vacation benefits
          ------------------
          earned with a previous industry Employer when hiring Employees.

                         SECTION 9. LEAVES OF ABSENCE
                         ----------------------------

9.1       Approved Leave of Absence.  The Employer may grant leaves to Employees
          --------------------------
          based on merit of the leave. Request and permission must be in writing. An Employee who fails to report for work at the end of a Leave of Absence shall terminate seniority rights except where the Employer has agreed to extend the Leave of Absence. A thirty (30) days Leave of Absence without pay shall be allowed where necessary in order to care for necessary details resulting from the death of a member of his or her immediate family as defined below. All Leaves of Absence granted in this Agreement shall be considered as part of the continuous service with the Employer subject to the limitation outlined in Section 18.3. When a personal Leave of Absence is granted to an Employee by an Employer, a written notice shall be given to evidence such an arrangement. Employees shall use all vacation time and Floating Holidays prior to the start of any leave of absence.

9.2       Union Business.  Employees chosen by the Union to attend Union
          ---------------
          business outside the Plant shall, with permission of the Employer, be granted leave of absence without pay, not exceeding thirty (30) days. A request for such leave of absence shall be made at least seven (7) working days prior to the first (1st) day of absence, except that such notice need not be provided for absences to attend collective bargaining negotiations.

9.3       Non-Paid Funeral Leave.  In the event of a death of a person other
          -----------------------
          than those identified in this Section the employee shall be given one
          (1) day off upon request, without pay, for the purpose of attending the funeral unless the number of requests for attendance at the funeral would unduly hamper the operation of the Employer's business during the time of the funeral, in which case attendance at the funeral shall be granted on the basis of the order in which the requests were made.

9.4.1     Funeral Leave. When a Regular Full-Time Employee on the active payroll
          --------------
          is absent from work for the purpose of arranging for or attending the funeral of a member of his or her immediate family as defined below, the Employer shall pay him or her for eight (8) hours at his or her regular rate of pay for each day of such absence up to a maximum of three (3) days provided:

9.4.2 The Employee notifies the Employer of the purpose of his or her absence on the first day of such absence;

9.4.3 The absence occurs on the day during which the Employee would have worked but for the absence;

9.4.4 The day of absence is not later than the day of such funeral except where substantial travel time is required.

9.5       Proof of Relationship.  The Employee, when requested, furnish proof
          ----------------------
          satisfactory to the Employer of the death, his or her relationship to the deceased, the date of the funeral, and the Employee's actual attendance at such funeral. For the purpose of this Agreement, a member of the immediate family means the Employee's spouse, child, mother, father, sister, brother, mother-in-law, father-in-law, grandparents, grandchildren, step-parents and step-children.

                               SECTION 10. WAGES
                               -----------------

10.1     SAUSAGE MAKERS             4/01/95         4/01/96          4/01/97
         --------------             -------         -------          -------

                                     $13.25          $13.40           $13.55

10.2     APPRENTICES
         -----------

         First Six Months   65% of Journeymen Rate
         Second Six Months  70% of Journeymen Rate
         Third Six Months   85% of Journeymen Rate
         Fourth Six Months  90% of Journeymen Rate
         Thereafter 100% Journeymen Rate

10.3.1   Production Workers "A"     4/01/95        04/01/96          4/01/97
         ----------------------     -------        --------          -------

         Hired before 1982           $12.25          $12.40           $12.55


         Production Workers
         ------------------

         Hired after 10-1-82

         1st 6 months - $7.00 per hour       5th 6 months - $8.25 per hour
         2nd 6 months - $7.50 per hour       6th 6 months - $8.50 per hour
         3rd 6 months - $7.75 per hour       7th 6 months - $8.75 per hour
         4th 6 months - $8.00 per hour       8th 6 months - $9.00 per hour

         Thereafter
         1st   12 months - $9.25 per hour
         2nd   12 months - $9.40 per hour
         3rd   12 months - $9.55 per hour

         Foreperson        75 cents per hour above Classification Rate

         Second Shift      25 cents per hour above Classification Rate

         Third Shift       30 cents per hour above Classification Rate

         Leadperson        50 cents per hour above Classification Rate

         It is also specifically agreed that all employees receiving above scale rates will maintain such rates and also be eligible for any scheduled wage increase.

10.3.2    Merit Pay Increases
          -------------------

          The Employer shall have the right to grant individual Employees merit pay increases above the contract pay rates without evaluation and not subject to objection or grievance by the Union.

10.3.3    "Workshare" Program
          -------------------

          The Employer agrees to provide for continued participation by the Employer in the California Economic Development Department "Workshare" program.

10.4      Records.  The Employer agrees to keep records of time worked by all
          -------
          Employees in such a manner as is prescribed by the applicable provisions of the Fair Labor Standards Act, whether or not that Act actually applies to the Employer. Every Employer shall install a time clock for the purpose of keeping accurate records of the hours worked by each Employee. Upon request, the Employer shall permit the Union to examine the payroll records of the Employees in the bargaining unit at reasonable times during the regular scheduled working hours.

10.5      Bonus Payments.  The Employer shall pay to each Regular Employee on
          ---------------
          the first pay period following April 1, 1995, a Bonus not to exceed 35c per hour of all straight time hours compensated in addition to wages but subject to payroll taxes. Effective April 1, 1996 the Bonus compensation shall be increased to 45c per hour. The schedule for the payment of such bonuses is as follows:

          July       1995               January     1997
          October    1995               April       1997
          January    1996               July        1997
          April      1996               October     1997
          July       1996               January     1998
          October    1996

10.5.1 In all cases the bonuses will be prorated at $14.00 or $18.00 for each week, or portion thereof, worked for the 13 week period preceding the payments except for the provision in Section 13.1.2.

                            SECTION 11. APPRENTICES
                            -----------------------

11.1      Apprentice to Journeyman Ratio.  Each establishment employing one (1)
          ------------------------------
          or more Journeymen shall be entitled to one (1) apprentice and the employment of five (5) or more Journeymen entitles the establishment of two (2) apprentices and one (1) additional apprentice shall be allowed for each four

          (4) additional Journeymen employed.

11.2      Training.  On-the-Job Training Apprentices shall be in accordance with
          --------
          the California Apprentice Law (Shelly-Maloney Act) as set forth in the California Labor Code.

11.3      Promotion of Journeymen.  After two (2) years Apprentices shall
          -----------------------
          advance to Journeymen, except that all Apprentices employed as of the date of this completion of the two (2) years training period, there is a reasonable doubt of the Apprentice's competency to be classified as a Journeyman, such Apprentice shall be given an examination to test his or her Journeyman competency. An Apprentice failing such examination shall be required to work as an Apprentice for three (3) additional months before being eligible for re-examination. Failure to pass this second examination shall restrict the employment of an Apprentice to three (3) additional months, at the end of which time he or she shall have been allocated to Journeyman's status, or employment shall be terminated.

11.4      Transfer.  An Apprentice from another Union or Plant shall not lose
          --------
          his or her apprenticeship standing when transferring into this Union or hiring out to another Plant.

11.5      Examination.  Applicants or members of this Union who have served
          -----------
          their Apprenticeship elsewhere may take their examination upon a proper showing of experience.

11.6      Apprentice Seniority.  Apprentices who complete their training and
          --------------------
          become Journeymen shall have a seniority date for layoff purposes of their first date of apprenticeship.

                      SECTION 12. SUPERANNUATED EMPLOYEES
                      -----------------------------------

12.1 Any Employee whose earning capacity is limited because of advance age or other handicaps that may interfere with his or her normal employment activities may be employed on suitable work at a wage agreed upon by the Employee, the Employer and the Union.

                        SECTION 13. HEALTH AND WELFARE
                         ------------------------------

13.1      Health Benefits.  The Employer agrees to continue to make payments to
          ---------------
          the Northern California Butcher Unions and Employers Health Trust Fund for the purpose of paying health and welfare benefits for Employees, their families and dependents and agrees to be subject to and entitled to the benefits of all the provisions of the Trust Agreement dated March 19, 1962, establishing said Fund, including specifically the requirement to pay liquidated damages as set forth in Article III, Section 8 of the Trust Agreement creating such Fund.

13.1.2    Contribution Rate. During the term of this agreement the Employer
          -----------------
          agrees on behalf of each non-probationary and "not-new-to-the-industry" Employee except as prescribed in Section 1 to contribute for each hour worked and/or paid for (exclusive of overtime hours) the following:

          Effective for hours worked in April 1995 and thereafter, payable in May 1995, the employer will pay up to Two dollars and Forty-five cents ($2.45) per hour for all straight time hours worked or paid for each eligible employee. Effective April 1, 1997 the Employer agrees to increase his contribution to the Trust Fund up to a maximum of Two dollars and Fifty-five per hour ($2.55) if required by the Trustees. It is agreed by the parties that in the event the additional ten cents
          (10c) is not required by the Trustees, that five cents (5c) shall be used to increase the bonus from forty-five cents (45c) to fifty cents
          (50c) for the third year of this Agreement. The Employer agrees to be signatory to the terms and conditions, including contributions rate, set forth in the Plan W of the UFCW Wholesale Health and Welfare Trustee Fund for the terms of this Agreement.

13.2 In the event of legislation providing health and welfare or sick leave benefits which are also provided for under this Agreement, the Trustees are directed to immediately amend the Plan Document deleting duplicated benefits.

13.3 Contribution shall be made on all straight-line hours worked and/or compensated for. It is understood that the contributions required on behalf of any employee shall not exceed forty (40) hours per week or two thousand eighty (2080) hours in any calendar year. In order to qualify for health and welfare coverage, employees must work or be compensated for a minimum of eighty (80) straight-time hours per month in addition to meeting other eligibility requirements as established by the current plan of benefits.

13.4 The parties recognize and acknowledge that the regular and prompt payment of Employer contributions to the Fund is essential to the maintenance of the Health and Welfare Plan, and inasmuch as beneficiaries under this Plan are entitled to health and welfare benefits for the period of time that they may have worked while covered by the Plan even though contributions have not been paid on their behalf by the Employer, that it would be extremely difficult, if not impractical, to fix the actual expense and damage to the Fund and to the Health and Welfare Plan which would result from the failure of an individual Employer to pay such monthly contribution in full within the time period provided. Therefore, the amount of damage to the Fund and Health and Welfare Plan resulting from such failure shall be presumed to be the sum of twenty dollars ($20.00) per delinquency, or ten percent (10%) of the amount of the contribution or contributions due whichever is greater, not to exceed the sum of one hundred dollars ($100.00) per delinquency, which amount shall become due and payable to the Fund as liquidated damages and not as a penalty, upon the day immediately following the date upon which the contribution became delinquent contribution or contributions, as well as any further sums permitted by law.

                            SECTION 14. SICK LEAVE
                            ----------------------

14.1      Annual Allowance.
          ----------------

          Effective April 1, 1988
          -----------------------

          All Regular Employees shall be entitled to two-thirds (2/3) of one (1) day of leave for every ninth in which eighty (80) hours (or more) are worked. Employees who work forty (40) or more hours per month, but less than eighty (80) hours per month, shall be given one-third (1/3) day credit for each such month. Unused sick and accident leave shall be cumulative to twenty (20) days on each anniversary year.

14.2      Sick Leave Pay.  Sick leave shall commence with the first (1st) day of
          --------------
          absence for sickness or accident except as prescribed in Section
          14.2.1. Sick leave shall always be paid for the first (1st) day of absence when the employee is hospitalized or when the first day of absence is the day following an injury incurred on the job for which the Employee required medical treatment. A day's sick and accident benefits shall mean a day's pay at the rate in effect at the time the Employee qualifies to receive the sick and accident benefits, and may actually be spread over more than one (1) day to integrate with other payments contemplated in Section 14.3.

14.2.1 Employees who receive a written warning because of six (6) absences shall lose the right to sick leave on the first day of absence and shall only be able to collect sick leave on the second day of absence. The collection of sick leave on the second day shall stay in effect until the employees have maintained their record at 5 or less absences in a 12 month period at which time the Employee shall then be eligible for first (1st) day absence sick leave.

14.3      Integration with Worker's Compensation or Unemployment Disability
          -----------------------------------------------------------------
          Insurance.  An Employee who is collecting unemployment compensation
          ----------
          disability benefits, or workers' compensation temporary disability benefits, or both, shall not receive sick and accident benefits as provided herein;

          provided, however, if such unemployment compensation disability benefits or workmen's compensation temporary disability benefits, or both are less than the amount of the sick and accident benefits provided herein for such period, such Employee shall receive sick and accident benefits in addition to such unemployment compensation disability benefits or workers' compensation temporary disability, or both, in an amount sufficient to equal the amount of sick and accident benefits he or she would have otherwise received as provided herein. All sickness and accident benefit payments due under this Article shall be payable on the Employee's regular pay period.

14.4      Proof of Illness.  The Employer shall reserve the right to request the
          ----------------
          Employee to produce a medical doctor's certificate verifying the fact of such illness. An Employee may be excused from the requirement to provide medical verification of illness provided the following criteria are met:

14.4.1 The absence does not exceed two (2) days including any Holiday which is the day before or after the day of absence.

14.4.2 Upon request, the Employee signs a statement stating he or she was unable to work because of illness which did not require medical attention and that any false statement will be grounds for disciplinary action. The Employee and/or doctor must check in at not more than two (2) week intervals with the Company when an Employee is out on an illness in order to protect his or her rights under Section 18.

14.4.3 The Employee calls his or her supervisor no later than the regular starting time on the day of each such absence stating the reasons for the absence.

14.5      Job Injury.  An Employee who is injured on the job and does not
          -----------
          complete that day's work or is otherwise not permitted to return to work, shall receive pay for the entire work day and such pay shall not be charged against sick leave or accident leave; provided, the Employee is sent home or is otherwise not permitted to work by a medical doctor, chiropractor or osteopath on the approved list of the insurance carrier of the individual company.

14.6      Medical Appointments.  Visits to the doctor or dentist shall not
          --------------------
          qualify the Employee for sick leave pay. Whenever possible, appointments by reason of illness or non-compensable injury shall be made outside of working hours. Where such appointments must be made during working hours, the Employee shall apply to the Employer, in writing, at least two (2) working days prior to his or her appointment date for unpaid time off to keep such an appointment. Time not worked by an Employee became of visits to a doctor for an industrial injury shall be paid by the Employer at the Employee's applicable rate to pay. Emergency appointments shall not be subject to the two (2) day rule.

14.7      Accumulation.  An Employee who has accumulated twenty (20) days sick
          -------------
          leave with his current Employer shall be paid in cash by the Employer the amount of any unused sick leave accumulated over twenty (20) days on each anniversary year. On termination of employment, an Employee may apply to his or her last Employer for cash payout of all unused sick leave accumulated with that Employer. No Employee who has begun a scheduled vacation, may convert the time off to sick leave instead of vacation because of illness incurred after the vacation began.

14.8      Bonus Payment on Worker's Compensation.  The Employer will agree that
          ---------------------------------------
          employees off the job due to a bona fide industrial injury shall have such time off considered as credited straight-time hours for the purpose of the Bonus calculation under the Collective Bargaining Agreement.

                   SECTION 15. PENSIONS, RETIREMENT BENEFITS
                   -----------------------------------------

15.1.1    Contributions.  Effective for April 1, 1995, the Company will
          --------------
          contribute the sum of One Dollar and Twenty-five cents ($1.25) per hour worked or paid for, exclusive of overtime hours, for each individual employed under this Agreement to an I.R.A. (Simplified Employee Pension). Contributions will be made at year end. The parties agree that the contributions to the I.R.A. shall be made no later than January 31, of the year following the earned credit.

15.1.2 The Employer agrees that in the event that an Employee terminates anytime prior to year end they shall be eligible for pension contribution earned and payable at year end as per Section 15.1.1. For the purpose of this Section, each hour, other than overtime hours, for which payment is made to an Employee, shall be deemed to be an hour worked.

15.2      Waiting Period.  Effective April 1, 1988, Pensions/Retirement Benefits
          ---------------
          contributions shall commence after six (6) months of employment for new Employees in the industry. For the purpose of this Section, each hour, other than overtime hours, for which payment is made to an Employee, shall be deemed to be an hour worked.



                             SECTION 16. JURY DUTY
                             ---------------------

16.1      Benefit.  An Employee who is summoned and reports for jury duty shall
          --------
          receive the difference between jury pay and his or her regular daily rate of pay for each day for which he or she reported for jury duty and/or orientation and on which he or she would normally have worked.

16.2      Return to Work.  Day shift Employees called for jury duty or
          ---------------
          examination and excused by the court prior to 12:00 noon shall return to work for the balance of their day shift and shall be paid for the difference between jury pay or examination pay, if any, and their straight-time lost. Night or swing shift Employees called for jury duty or examination and excused by the court prior to noon shall report for their regular night shift or swing shift work and shall not be eligible for any jury pay under this Section. Night or swing shift Employees shall not be required to serve on jury duty in the same day time and work night shift or swing shift on the same calendar day, but shall receive the difference between their jury pay and their regular shift pay lost.

16.3      Proof of Attendance.  Employees will present proof of service,
          --------------------
          including time served and amount of pay received.

                         SECTION 17. GENERAL BENEFITS
                         ----------------------------

17.1      Uniforms.  All uniforms, caps, gowns, aprons, and reasonable limited
          ---------
          laundry service of same shall be furnished free of cost to all Employees, plus Two Dollars and Fifty Cents ($2.50) weekly allowance to cover cost of oilskin, aprons, rubber aprons, rubber boots, knives, steels, wetstones and hooks and other tools to those Employees who use them in the performance of their work and the Employer shall keep the same dressed, sharpened and otherwise in proper order without cost to the Employee. The Employer may at his option provide free of cost oilskin aprons, rubber aprons and rubber boots to those Employees who use them in lien of the weekly allowance.

17.2      Computing Overtime.  Paid absences from work, such as vacations,
          -------------------
          Holidays and sick leave, shall be considered as time worked for the purpose of this Agreement but shall not be deemed as time worked for the purpose of computing overtime.

17.3      Company Meetings.  Time spent in mandatory company meetings called by
          -----------------
          the Employer, before or after the day's work, shall be considered as time worked and shall be paid for in accordance with the provisions of this Agreement.

17.4      Minimum Wages/Benefits.  No Employee receiving wages, other benefits
          -----------------------
          or privileges either above the minimum herein or not provided for herein shall have such benefits or privileges taken away by reason of any provisions of this Agreement. The Employer agrees that no Employee shall be compelled or allowed to enter into any individual contract or agreement with his or her

          Employer concerning wages, hours or work and/or working conditions that provide benefits less than the terms and provision of this Agreement. Where the basis for amounts paid over the wage rated provided for in Article 10 have specifically set forth in writing to the Employee, they my be discontinued when the reason for their payment ceases to exist and the Employee has been so advised in writing with a copy to the Union.

17.5      Hand Trucks.  The Employer shall provide hand trucks and hooks to
          ------------
          those Employees who use them in the performance of their work. Where the Employer provides facilities to lock up the hand truck, the Employee shall be held responsible for it.

                             SECTION 18. SENIORITY
                             ---------------------

18.1      Posting.  Where a higher wage rate position becomes open, the Employer
          --------
          agrees to post notice of such job opening and further agrees to consider (up to three (3) qualifying) Employees who apply for such opening, based upon their seniority, attendance, attitude and work performance. However, in order for an Employee to be eligible for the job, application must be made in writing within two (2) working days following posting of the notice. Jobs will be posted according to job title and as commonly known. Employees shall be given a fair trial for all jobs open in the unit. The Employer may promote Employees to Working Forepersons without jeopardizing their former rating.

18.2      Acquisition of Seniority.  There shall be a forty-five (45) work day
          -------------------------
          probationary period for all new Employees, during which time they may be discharged for any reason. Following completion of such period the Employee shall become a Regular Employee for all purposes under this Agreement and his or her seniority shall date from the first (1st) day of employment. Seniority shall be applicable among probationary Employees as a group when an issue of seniority arises between two (2) or more probationary Employees.

18.3      Termination of Seniority.  Subject to the provision of this Agreement
          -------------------------
          seniority shall be based upon continuous service with the Employer but no Employee shall suffer loss of seniority unless he or she:

18.3.1    is discharged for cause,

18.3.2    resigns or voluntarily quits,

18.3.3 is absent from work for six (6) consecutive months, except in cases of approved leaves of absence,

18.3.4 is absent from work for twenty-four (24) consecutive months due to injury or illness on or off the job,

18.3.5 is absent from work for more than thirty (30) days due to death in the immediate family (as defined in Section 9) or otherwise,

18.3.6 fails to return to work within three (3) days after receipt of notice of recall from layoff as provided in Section 18.7 hereof.

18.4      Application of Seniority.  Seniority shall be by classification
          ------------------------
          throughout the Employer's plant, unless the Employer and the Union agree that seniority is by classification within designated departments of the Employer's plant.

18.5      Layoff/Recall.  In the reduction of the number of Employees due to
          -------------
          lack of work, the last Employee hired in the classification shall be the first to be laid off and, in recalling, the last Employee laid off in that classification shall be the first recalled until the list of Employees previously laid off has been exhausted. The Employer shall give written notice of layoff to the Employee and the Employee shall provide the Employer with his or her current address and telephone number at the time of layoffs, and the Employee is to keep the Employer advised of any change in address. The Employer agrees that Regular Employees laid off and not terminated for cause, as defined in
          Section 4, shall have seniority rights on layoffs, rehiring for extra and/or steady jobs subsequently available with the Employer prior to the hiring of any new Employees.

18.6      Notification of Recall.  When an Employee is recalled to return to
          -----------------------
          work after layoff and he or she cannot be reached by telephone, the Employer shall notify the Employee of such recall either by telegram or certified letter addressed to his or her last known address appearing in the Employer's records and a copy of such communication shall be sent to the Union.

18.7      Reporting After Recall.  When an Employee is recalled after layoff, he
          ----------------------
          or she shall have three (3) business days to report after receipt of such recall. If after three (3) such telegram or certified letter is returned to the Employer unclaimed or undeliverable, such Employee's seniority shall be considered broken and all rights forfeited three
          (3) business days after the date such telegram or certified letter would have been received. An Employee who is recalled from layoff and who, at the time of recall, is working for another Employer in the meat industry, shall have sufficient time to complete the work week in his or her other employment before reporting on the recall so long as he or she so informs the Employer who is calling him or her.

18.8      Notice of Return. Employees who are absent from work over forty-eight
          ----------------
          (48)
          hours shall be required to give the Employer twenty-four (24) hours notice of their intention to work.

18.9      Seniority List.  A seniority list of all Employees in the bargaining
          --------------
          until will be posted in the Plant and a copy will be given to the Union. Such seniority list shall be revised and brought up-to-date every six (6) months and a revised copy shall be furnished to the Union.

18.10     Effect of Leave on Seniority.  An Employee who accepts employment
          ----------------------------
          elsewhere while on personal leave of absence from his or her Employer shall forfeit his or her seniority rights and he or she shall be considered as a voluntary quit. When a personal leave of absence is granted to an Employee by the Employer, a written notice shall be given to evidence such an arrangement. The Employer will abide by the provisions of the Selective Service Act as amended and interpreted or other applicable legislation governing reinstatement rights of Employees entering service under such legislation.

                     SECTION 19. GRIEVANCE AND ARBITRATION
                     -------------------------------------

19.1      Grievances.   A grievance shall be defined as a matter of dispute
          ----------
          which arises over the interpretation and application of any of the Articles of this Agreement.

19.1.1 Any matter of dispute shall be addressed directly by the Union with the Employer or by the Employer with the Union and a settlement attempted.

19.1.2 If the dispute is not settled directly, the grievance shall be referred to the other party, in writing, specifying the complaint and setting forth the facts on which the grievance is based and the Contract provision violated. The written grievance must by filed by certified mail or in person within ten (10) calendar days of the date of the occurrence of the dispute, or knowledge thereof, whichever is later.

19.1.3 Unless extended by mutual agreement, an Adjustment Board Hearing shall be held within ten (10) calendar days of the date the grievance was filed, provided however, the parties must have met and attempted to resolve the grievance before any hearing can be convened.

          The right to an Adjustment Board Hearing or arbitration is lost if the grieving party fails to follow these steps.

19.1.4 An Adjustment Board shall be established and convened for the purpose of hearing and deciding grievances. The Adjustment Board (Board) shall consist of two (2) representatives of the Union and two (2) representatives of the Employer. The Board shall meet within two (2) weeks of such notification and requests, unless the time is mutually extended. In any proceeding before the Adjustment Board, the Employer shall be represented by an Employer representative and the Union member involved shall be represented by the Union. Proceedings before the Board shall be conducted in accordance with the rules of procedure adapted by the Union and the Employer. A majority decision reached by the Board shall be final and binding on all parties. In the event that any matter submitted to the Board cannot be settled within five (5) business days, excluding Saturday, Sunday and Holidays, (unless the time is mutually extended) the parties may choose an impartial arbitrator, and the grievance shall be submitted for disposition to the Arbitrator, whose decision shall be final and binding on all parties, provided the moving party requests arbitration within ten
          (10) business days from the date the Adjustment Board met, otherwise the right to arbitration is lost. The parties will request a bench decision from the arbitrator at the close of the arbitration hearing. In the event that the parties cannot agree upon the selection of the impartial arbitrator within five (5) business days, exclusive of Saturday, Sunday and holidays, the matter is submitted shall then be referred to the Federal Mediation and Conciliation Service for a list of arbitrators.

19.2      Authority.  Neither the Adjustment Board nor an Arbitrator shall have
          ---------
          the authority or power to add to, alter or amend the terms and provisions of this Agreement.

19.3      Expenses.  The compensation of the Arbitrator and all expenses
          --------
          incurred by the Arbitrator and any expense incidental to the work of the Adjustment Board and authorized it, shall be borne one-half (1/2) by the Union and one-half (1/2) by the Employer, provided, however, that this shall not be deemed to include any cost or expense of presentation by either of the parties to the dispute.

19.4      Money Claims.  A claim of any Employee for payment of any additional
          ------------
          compensation or sum due under the terms of this Agreement shall not go beyond a thirty (30) day period, unless notified within ten (10) days of the pay period when such claimed sums should have been paid.

                           SECTION 20. UNION AFFAIRS
                           -------------------------

20.1      Union Visitation.  Only authorized representative of the Union shall
          ----------------
          be allowed to visit the places of business of the Employer which are covered by the Agreement for the purpose of observing working condition and to confirm that the Agreement is being followed, so long as the representative has first informed management that he/she is on the premises. The visitation right shall be exercised so that Employees are not interrupted.

20.2      Union Activity.  No Employee shall be discriminated against for
          --------------
          membership in or legal activity on behalf of the Union.

20.3      Union Shop Card.  The Union Shop Card is the property of the United
          ---------------
          Food and Commercial Workers, AFL-CIO & CLC and is loaned for display to the Employer who signs and abides by this Agreement. The Union Shop Card can and may be removed from any establishment by the Secretary or Union Representatives of the Union for any violation of this Agreement. The Union Shop Card shall be displayed prominently and visible to the public.

20.4      Check-Off.  The Company, for its Employees shall for the duration of
          ---------
          this Agreement between the parties deduct from the first pay of each month union dues for the current month, and promptly remit same to the Union. The initiation fees of the union shall be deducted by the Company and remitted to the Union in the same manner as dues collections. No deduction, either for dues or initiation fees, shall be made by the Employer unless specifically authorized by the individual Employee by signed authorization card.

20.5      Stewards.  Stewards may be designated by the Union.
          --------

20.6      Bulletin Boards.  The Employer and the Union shall jointly provide and
          ---------------
          share a glassed in and lockable bulletin board in the employee's lunch room for the purpose of posting notices of official Union business and other information, such as times and places of meetings.

                   SECTION 21. WORKING CONDITIONS AND SAFETY
                   -----------------------------------------

21.1      First Aid Equipment.  The Employer shall be responsible for the
          -------------------
          installation and maintenance of first aid equipment, and it shall be kept throughout the Plant in places readily and conveniently accessible to the Employees.

21.2      Floor Covering/Protective Clothing.  A suitable floor covering shall
          ----------------------------------
          be provided so that no Employee shall need to stand or traverse any limited work area on concrete or concrete substitute flooring. The Employer shall furnish mesh gloves and protective aprons for all Employees who use a knife in the performance of their work. Such equipment and hard hats where furnished by the Employer, shall be worn by the Employees. Where the Employees wear cotton gloves on the job, the Employer will provide them at no expense to the Employees so long as they are treated with care and benefit is not abused.

21.3      Governmental Regulations.  All sanitary and safety regulations of
          ------------------------
          Federal, State and Local governments shall prevail in all departments. Failure to follow such regulations shall be considered insubordination subject to disciplinary action.

21.4      Injurious Working Conditions.  Pasteur-Ray lamps or other working
          ----------------------------
          conditions which are injurious to the health and safety of the Employees shall be directed to the attention of the Employer at which time the Employer shall immediately investigate the alleged condition, shall meet with representatives of the Union to discuss the alleged condition and shall immediately take the necessary steps and measures to correct such condition if found to be injurious.

21.5      Efficient Operations.  Policy regarding speed of operation shall be
          --------------------
          made on the basis of fairness and equity, consistent with quality of workmanship, efficiency of operations, and the reasonable working capacity of normal operation. Any dispute which my arise with respect to work loans shall be subject to the Grievance Procedure under
          Section 19 of this Agreement.

                           SECTION 22. JOB SECURITY
                           ------------------------

22.1      New Methods of Operation.  The parties to the Agreement have discussed
          ------------------------
          new methods of operation and subcontracting of work being performed by bargaining unit Employees and agree that both parties shall discuss the effects of additional new methods of operation and subcontracting on job security of the Employees and will work at that end. When additional subcontracting of any existing operation or new method of operation becomes necessary or desirable the Employer will notify the Union. The Union shall discuss the effects on the job security of the Employees and the parties will meet for the purpose. The Employer agrees to delay layoffs caused by subcontracting or new method of operation until at least thirty (30) days subsequent to its notice to the union of its intention so that the parties have ample time to suggest methods of solving layoff problems. The Employer shall furnish the Union facts and suggestions with request to jobs available in the Employer's Plant and methods of solving layoff problems.

                           SECTION 23. SEPARABILITY
                           ------------------------

23.1 The provisions of the Agreement are deemed to be separable to the extent that if and when a court of last resort adjudges any provisions of this Agreement in its application between the Union and the undersigned Employer to be in conflict with any law, such decision shall not affect the validity of the remaining provisions of this Agreement, but such remaining provisions shall continue in full force and effect, provided further, that in the event any provision or provisions are so declared to be in conflict with law, both parties shall meet within thirty (30) days for the purpose of re-negotiation and agreement on provision or provisions so invalidated.

                       SECTION 24. TRANSFER OF OWNERSHIP
                       ---------------------------------

24.1 In the event of change of ownership of the operation, whether it be voluntary, involuntary, or by operation of law, the Employer will immediately pay off all obligations, including accumulated wages, pro rata of earned vacations, sick and accident contributions, accumulated prior to the date of the change of ownership. If any Owner or Employer hereunder sells, leases or transfers his or her business or any part thereof, whether voluntary, involuntary or by operation of law, it shall be his or her obligation to advise the successor, lessee or transferee of the existence of this Agreement and such successor, lessee or transferee shall be bound fully by the terms of this Agreement and shall be obligated to pay the wages, vacations, sick and accident contributions and comply with all other conditions of this Agreement in effect at the time of the sale, lease or transfer; and in the event the seller or transferrer fails to pay his obligations hereunder, shall assume all obligations of this Agreement in the place and stead of the Employer signatory thereto the same as if her or she had been the Owner or Employer from the beginning.

          Before completion of any such transfer, the Employer shall give written notice to the buyer, with a copy to the Union, of the existence of this Agreement, furnishing him or her with a copy of this Agreement and call his or her attention particularly to this Article concerning Transfer of Ownership.

                          SECTION 25. SAVINGS CLAUSE
                          --------------------------

25.1 If any contract provision may not be put into effect because of applicable legislation, Executive order, or Regulations dealing with wage or price stabilization, then such provisions, or any part thereof, shall become effective at such time, in such amounts and for such periods as will be permitted by law at any time during the life of this Agreement and any extension thereof with prospective effect.

                              SECTION 26. DRIVERS
                              -------------------

26.1      Protective Gowns.  Drivers may be required to wear protective gowns
          ----------------
          which will be provided by the Employer. A driver who is required to handle product which causes excessive soil on the gown my request and the Employer shall provide a second gown and/or oilskin apron to give adequate protection to his clothes.

26.2      Overnight Trips.  Drivers who are required to be out of town overnight
          ---------------
          in the interest of the Employer shall be paid all reasonable actual expenses for meals and lodging as substantiated with vouchers.

26.3      Night Depository.  The Employer will provide a night depository or
          ----------------
          make other arrangements so that drivers will not be required to keep money collected overnight.

                       SECTION 27. NO STRIKE OR LOCKOUT
                       --------------------------------

27.1 During the term of this Agreement there shall be no strikes, sympathy strikes, picketing or lockouts pending or following any decision by an Adjustment Board of Arbitrator, nor shall there be a stoppage of work in violation of any other provision of this Agreement. Nothing herein shall preclude the Union or its members from honoring lawful picket lines or strikes during the term of this Agreement.

                        SECTION 28. EXTENSION AND SCOPE
                        -------------------------------

28.1 This Agreement shall be binding upon the heirs, executors and administrators and assignees of the parties hereto. This Agreement shall remain in full force and effect from April 1, 1995 to and including March 31, 1998 and shall be automatically renewed from year to year thereafter unless either party, at least sixty (60) days prior to April first (1st) of any succeeding term, shall notify the other party in writing of its intention and desire to change, modify or terminate this Agreement. In the event the Contract is reopened pursuant to the provision hereof, and no Agreement is reached within sixty (60) days of such reopening, then nothing herein contained shall be construed to prevent the Union from taking strike action or other economic action desired by it, or the Employer the right to lock-out.

          In Witness Whereof, the parties hereto, have executed this AGREEMENT on the dates set forth below:

          SWISS AMERICAN SAUSAGE COMPANY      UFCW LOCAL 101

          /s/ Theodore A. Arena              /s/ [SIGNATURE NOT LEGIBLE]
          -----------------------------      ---------------------------
            (Signature)                        (Signature)

            President                          Sec/Treas
          -----------------------------      ---------------------------
            (Title)                            (Title)

                  12/6/95                              12/6/95
          -----------------------------      ---------------------------
            (Date)                             (Date)